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                                                        [KEMPER SECONDARY B/D]                 ALLMERICA FINANCIAL LIFE INSURANCE
[LOGO] KEMPER ANNUITIES                                                                                       AND ANNUITY COMPANY
       Long-term investing in a short-term world SM                                       440 LINCOLN STREET, WORCESTER, MA 01653
1.          OWNER(S)               Please Print Clearly
First                              MI                    Last

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Street Address


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City                               State                 Zip


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Social Security/Tax I.D.           Date of Birth/Trust      Male

            -        -             /          /             Female

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Daytime Telephone
(           )

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JOINT OWNER      First             MI                    Last

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Social Security/Tax I.D.           Date of Birth            Male
            -        -             /          /             Female

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Daytime Telephone

(           )
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2.          ANNUITANTS(S)               Please Print Clearly

First                              MI                    Last


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Social Security/Tax I.D.           Date of Birth            Male
            -        -             /          /             Female

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JOINT ANNUITANT First              MI                    Last

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Social Security/Tax I.D.           Date of Birth            Male
            -        -             /          /             Female

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3.          BENEFICIARY (If beneficiary is a trust, provide date of trust)

If there are Joint Owners, the survivor is always Primary Beneficiary.




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Primary Beneficiary                                  Relationship to Owner



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Primary Beneficiary                                  Relationship to Owner


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Contingent Beneficiary                               Relationship to Owner

4.          OPTIONAL RIDERS

I/We elect:     / / Enhanced Death Benefit


                / /
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5.          TYPE OF PLAN TO BE ISSUED:

       / /  Nonqualified                            / /  IRA

       / /  Nonqualified Def. Comp.                 / /  Roth IRA

       / /  401(a) Pension/Profit Sharing*          / /  SEP-IRA*

       / /  401(k) Profit Sharing*                  / /  457 Def. Comp.*

       / /  403(b) TSA*

*Attach required additional forms. Existing Case #
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6.          INITIAL PAYMENT
Initial Payment $
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                 ($2,000 minimum-Make check payable to Allmerica Financial.)

If IRA, Roth IRA or SEP-IRA application, this payment is a:
          / /  Rollover/Conversion         / / Trustee to Trustee Transfer
          / /  Payment for Tax Year
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7. AllOCATION OF PAYMENTS
KEMPER                                 SCUDDER VLIF
_________  % Agg Gro                    _________ % Int'l
_________  % Tech Gro                   _________ % Glb D
_________  % Drm Fin                    _________ % Cap G
_________  % SC Grow                    _________ % Gro&I
_________  % SC Val
_________  % Drm Hi Ret                 ALGER
_________  % Int'l                      _________ % IV Al
_________  % Int'l G&I                  _________ % Balcd
_________  % Glb BlChp
_________  % Growth                     DREYFUS
_________  % Cont Val                   _________ % Soc R
_________  % Bl Chip                    _________ % Midcp
_________  % Val+Gro
_________  % Indx 500                   FIXED ACCOUNT
_________  % Horz 20+                   _________ % Fxd A
_________  % Total Ret
_________  % Horz 10+                   GUARANTEE PERIOD ACCOUNTS
_________  % High Yld                   ($1,000 minimum per Account)
_________  % Horz 5+                    (GPA) NOT APPROVED IN MD, OR, PA, WA
_________  % Glb Inc                    _________ %  2 Yr. Guarantee Period
_________  % Inv Grd Bd                 _________ %  3 Yr. Guarantee Period
_________  % Gov Sec                    _________ %  4 Yr. Guarantee Period
_________  % Money Mkt                  _________ %  5 Yr. Guarantee Period
_________                               _________ %  6 Yr. Guarantee Period
KVS                                     _________ %  7 Yr. Guarantee Period
_________  % Fc LC Gro (Eagle)          _________ %  8 Yr. Guarantee Period
_________  % Gro Opp (Janus)            _________ %  9 Yr. Guarantee Period
_________  % Gro & Inc. (Janus)         _________ % 10 Yr. Guarantee Period

           All allocations above must total 100%

8. SECURE YOUR FUTURE PROGRAM

/ / Allocate a portion of my/our initial payment to _____ year GPA such that, the at the end of the Guarantee Period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in Section 7.

9. AUTOMATIC ACCOUNT REBALANCING (AAR)

/ / I/We elect Automatic Account Rebalancing (AAR) among the above variable accounts every:

    / / 1 Mo.   / / 2 Mos.  / / 3 Mos.   / / 6 Mos.   / /  12 Mos.

10. TELEPHONE AUTHORIZATION


I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employees and agents responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith in reliance on this authorization.

/ / I/We DO NOT accept this telephone authorization.

11. REPLACEMENT

Will the proposed contract replace or change any existing annuity or insurance policy?

/ / No       / / Yes (If yes, list company name and policy number)


SML-1513K

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12. DOLLAR COST AVERAGING

(Not available with Automatic Account Rebalancing)
Please transfer $______________ from (check one source account):
                 ($100 minimum)
(Be sure you have allocated money to the Source Account in Section 7.)
/ / Fixed Account   / / Government Securities    / / Money Market
Every: / / 1 Mo.   / / 2 Mos.  / / 3 Mos.  / / 6 Mos.  / / 12 Months
TO: KEMPER
________ % Agg Gro                         ________ % Gov Sec
________ % Tech Gro                        ________ % Money Mkt
________ % Drm Fin
________ % SC Grow                  KVS
________ % SC Val                          ________ % Fc LC Gro (Eagle)
________ % Drm Hi Ret                      ________ % Gro Opp (Janus)
________ % Int'l                           ________ % Gro & Inc. (Janus)
________ % Int'l G&I
________ % Glb BlChp                SCUDDER VLIF
________ % Growth                          ________ % Int'l
________ % Cont Val                        ________ % Glb Disc
________ % Bl Chip                         ________ % Cap Gro
________ % Val+Gro                         ________ % Gro&Inc
________ % Indx 500
________ % Horz 20+                 ALGER
________ % Total Ret                       ________ % Lv AllCap
________ % Horz 10+                        ________ % Balcd
________ % High Yld
________ % Horz 5+                  DREYFUS
________ % Glb Inc                         ________ % Soc Rp Gro
________ % Inv Grd Bd                      ________ % Midcp Stk

DCA into the Fixed or Guarantee Period Account is not available.

13.          SYSTEMATIC WITHDRAWALS

A. Frequency (Please choose one):
   / / 1 Mo.   / / 2 Mos.   / / 3 Mos.   / / 6 Mos.   / / 12 Mos.
Withdrawals begin later of 15 days after issue or  ____/____ /____.
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B. Program (Please choose one):

1.      / /  Systematic Withdrawal without surrender
             charge
             / /  Maximum (12% of payment per calendar year)
             / /  $_____________ per frequency
or
2.      / /  Systematic Withdrawal (May incur surrender charges)
        / /  $__________________ per frequency
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C. Withdraw from:
Systematic withdrawals are not available from the Guarantee Period Accounts
     / / Pro-Rata from all accounts, OR:

     ______________% From _____________________________________________

     ______________% From _____________________________________________

     ______________% From _____________________________________________

     ______________% From _____________________________________________
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D. PLEASE      / / Do Not Withhold Federal Income  Taxes
               / / Do Withhold at 10% or __________________ (% or $)
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E. / / I/We wish to use Electronic Funds Transfer (Direct Deposit).
       I/We authorize Allmerica Financial to correct electronically any overpayments or erroneous credits made to my contract.

                                 ATTACH VOIDED CHECK

14. REMARKS

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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA/WASHINGTON, D.C. RESIDENTS ONLY: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
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15. SIGNATURES
I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/WE HAVE RECEIVED A DISCLOSURE BUYER'S GUIDE. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAS ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE OPERATION OF WHICH MAY RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENT.

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Signature of Owner               Signed at (City and State)                 Date

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Signature of Joint Owner         Signed at (City and State)                 Date

16. REGISTERED REPRESENTATIVE / DEALER INFORMATION

DOES THE CONTRACT APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE POLICY?
 / / YES (ATTACH REPLACEMENT FORMS REQUIRED) / / NO

I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

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Signature of Registered Representative        Comm. Code         SSN#                      Telephone


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Printed Name of Registered Representative                   B/D Client Acct. #      Printed Name of Broker/Dealer

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Branch Office Street Address for Contract Delivery                                      Telephone of Broker/Dealer

                                                                    OVERNIGHT MAIL TO: 66 Brooks Drive Braintree, MA 02184
                                                                    Mail To: P.O. Box 8632, Boston, MA 02266-8632

SML-1513K
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